Exhibit 10.7

Undertaking on Restraints for Non-fulfillment

In view of the fact that Jinko Solar Co., Ltd. (hereinafter referred to as “Issuer”) intends to apply for an initial public offering of shares and listing on the STAR Market (hereinafter referred to as “this IPO”), the Company, as the controlling shareholder of the Issuer, hereby undertakes the following restraints in the event that it fails to fulfill its undertaking:

I. The Company shall actively take lawful measures to fulfill all undertakings given in connection with this IPO, voluntarily accept the supervision of the regulators, the public and the investors, and assume corresponding responsibilities by law.

II. If the Company fails to fulfill its undertakings, is indeed unable to fulfill them or is unable to fulfill them as scheduled (other than those caused by the changes in applicable laws, regulations & policies, natural disasters, other force majeure events and other reasons beyond the Company’s control), the Company will take the following measures:

1. The Company will publicly explain the specific reasons for non-fulfillment and apologize to the shareholders and public investors at the general meeting of shareholders of the Issuer and on the disclosure media designated by the China Securities Regulatory Commission;

2. The Company will voluntarily accept the supervision of the society and regulatory authorities, correct and continue to fulfill the relevant public undertakings in a timely manner, and assume the corresponding responsibilities in accordance with the provisions of applicable laws and regulations as well as the requirements of regulatory authorities.

3. If the investors suffer losses in securities trading as a result of the Company’s failure to fulfill the relevant undertakings, the Company will compensate the investors for such losses by law; the investors’ losses will be determined in accordance with the manner and amount determined by the securities regulators and judicial authorities or through the negotiations between the Issuer and the investors;

4. The lock-up period of the shares of the Issuer held directly or indirectly by the Company shall be automatically extended until the date on which the Company has completely eliminated all adverse effects caused by the Company’s failure to fulfill the relevant undertakings, except in cases where the transfer is required by compulsory execution, reorganization of the listed company or in order to fulfill undertakings to protect the interests of investors;

Undertaking on Restraints for Non-fulfillment

5. The Company will not directly or indirectly receive the dividends allocated or bonus shares distributed by the Issuer until the Company has completely eliminated all adverse effects caused by the Company’s failure to fulfill the relevant undertakings, and the Issuer shall be entitled to deduct the cash dividends allocated to the Company for the purpose of bearing the aforesaid compensation liability;

6. If the Company obtains proceeds as a result of the failure to fully and effectively perform the matters of public undertakings, such proceeds shall belong to the Issuer and the Company shall pay them to the designated account of the Issuer within five working days from the date of obtaining such proceeds.

III. If the Company fails to fully or effectively perform its obligations or responsibilities under the foregoing undertakings due to objective reasons beyond its control such as relevant laws and regulations, policy changes, natural disasters and other force majeure, it shall take the following measures:

1. Timely and fully disclose the specific reasons for failure to fulfill the undertakings, inability to fulfill them or inability to fulfill them as scheduled through the Issuer;

2. Propose supplementary undertakings or alternative undertakings to investors in order to protect the rights and interests of investors as far as possible.

Undertaking on Restraints for Non-fulfillment

(There is no text in this page. It is the signature page of Undertaking on Restraints for Non-fulfillment.)

For and on behalf of

JinkoSolar Investment Limited (Seal):

By: /s/ Li Xiande

Date: June 21, 2021

Signature Page of Undertaking on Restraints for Non-fulfillment